Exhibit 23.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated July 7, 2026, relating to the consolidated financial statements of iOThree Limited as of March 31, 2026 and 2025, and for each of the years in the three-year period ended March 31, 2026 incorporated by reference in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

September 11, 2026